Exhibit 99.1

Stanley Black & Decker Reports 2Q 2024 Results

Second Quarter Gross Margin Expanded Versus Prior Year Driven by Lower Inventory Destocking Costs, Supply Chain Transformation Benefits and Reduced Shipping Costs

Global Cost Reduction Program Remains On-Track for Expected Pre-Tax Run-Rate Savings of $1.5 Billion by End of 2024 and $2 Billion by End of 2025

Strong Cash Generation and Proceeds from Infrastructure Divestiture in Second Quarter Supported $1.2 Billion Debt Reduction

New Britain, Connecticut, July 30, 2024 … Stanley Black & Decker (NYSE: SWK), a worldwide leader in tools and outdoor, today announced second quarter 2024 financial results.

•Second Quarter Revenues of $4.0 Billion, Down 3% Versus Prior Year as 1% Organic Revenue Growth* Led by DEWALT, Outdoor Products and Engineered Fastening Was More Than Offset by the Previously Announced Infrastructure Divestiture and Currency
•Second Quarter Gross Margin Was 28.4%, Up 600 Basis Points Versus Prior Year; Second Quarter Adjusted Gross Margin* Was 29.2%, Up 560 Basis Points Versus Prior Year
•Second Quarter GAAP EPS Was ($0.13); Second Quarter Adjusted EPS* Was $1.09
•Second Quarter Cash From Operating Activities Was $573 Million and Free Cash Flow* Was $486 Million
•Revising GAAP EPS Range to $0.90 to $2.00 (From $1.60 to $2.85), Raising Adjusted EPS* to $3.70 to $4.50 (From $3.50 to $4.50) and Raising Free Cash Flow* to $650 Million to $850 Million (From $600 Million to $800 Million)

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “We extended our trajectory of solid execution on our operational priorities, which drove gross margin improvement versus the prior year and strong cash generation in the second quarter. Strength in DEWALT, outdoor and aerospace fasteners combined to yield organic growth* amidst a weak consumer backdrop.

“As we look to the back half of 2024, we expect mixed demand trends across our markets. With that in mind, we remain focused on implementing supply chain improvements designed to reshape our cost structure and expand margins, delivering earnings growth and generating strong cash flow. We are continuing to reinvest a portion of the savings to fund new growth investments intended to further strengthen our
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
powerful brands, accelerate innovation and deploy differentiated market activation to capture compelling long-term opportunities in our industry.

“Stanley Black & Decker continues to become a more streamlined business, built on the strength of our people and culture, with an intensified focus on our core market leadership positions. I am confident that by executing our strategy, we are positioning the Company to deliver higher levels of organic revenue growth*, profitability and cash flow to drive strong long-term shareholder returns.”

The Company’s primary areas of multi-year strategic focus remain unchanged:

•Advancing innovation, electrification, and global market penetration to achieve organic revenue growth* of 2 to 3 times the market
•Streamlining and simplifying the organization, and investing in initiatives that more directly impact our customers and end users
•Returning adjusted gross margins* to historical 35%+ levels by accelerating the operations and supply chain transformation to improve fill rates and better match inventory with customer demand
•Prioritizing cash flow generation and inventory optimization

2Q’24 Key Points:

•Net sales for the quarter were $4.0 billion, down 3% versus prior year as volume growth (+2%) was offset by the previously announced Infrastructure business divestiture (-3%), currency (-1%) and price (-1%).

•Gross margin for the quarter was 28.4%, up versus the prior year rate of 22.4%. Adjusted gross margin* was 29.2%, up versus the prior year rate of 23.6%, primarily due to lower inventory destocking costs, supply chain transformation benefits and lower shipping costs.

•SG&A expenses were 20.6% of sales for the quarter versus 20.1% in the prior year. Excluding charges, adjusted SG&A expenses* were 19.9% of sales, up versus 19.5% in the prior year, as the Company increased investments to position the business to gain additional market share.

•Other, net totaled $227 million for the quarter, up versus the prior year, due to $154 million in environmental charges, primarily related to the non-active Centredale Superfund site. On an adjusted basis, other, net was $78 million, relatively in-line versus prior year.

•Net loss from continuing operations was (0.5%) of sales versus net earnings from continuing operations of 4.3% of sales in the prior year. Second quarter EBITDA* was 5.3% of sales. Second quarter adjusted EBITDA* was 10.7% of sales, up 500 basis points versus prior year.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1

•Second quarter cash from operating activities was $573 million. Free cash flow* in the second quarter was $486 million, primarily aided by accelerated working capital improvements and timing within the year. Strong cash generation along with proceeds from the Infrastructure divestiture contributed to $1.2 billion of second quarter debt reduction.

2Q’24 Segment Results

($ in M)
	Sales	Segment Profit	Charges[1]	Adjusted Segment Profit*	Segment Margin	Adjusted Segment Margin*
Tools & Outdoor	$3,529	$316.1	$52.6	$368.7	9.0%	10.4%

Industrial	$496	$66.8	$0.3	$67.1	13.5%	13.5%
1 See Non-GAAP Adjustments On Page 5

•Tools & Outdoor net sales were flat versus second quarter 2023 with DEWALT and outdoor leading volume gains (+2%) that were partially offset by price (-1%) and currency (-1%). Regional organic revenues* were: North America (+1%), Europe (-3%) and rest of world (+5%). Second quarter U.S. retail point-of-sale demand was up modestly versus the prior year led by outdoor growth and recaptured DEWALT cordless promotions. The Tools & Outdoor segment margin was 9.0%, up 610 basis points versus prior year. Adjusted segment margin* was 10.4%, up 590 basis points versus second quarter 2023, primarily due to lower inventory destocking costs, supply chain transformation benefits and lower shipping costs, which were partially offset by growth investments.

•Industrial net sales were down 20% versus second quarter 2023 as the Infrastructure divestiture (-20%) and currency (-2%) was partially offset by price (+2%). Engineered Fastening organic revenues* were up 2%, driven by aerospace growth which offset market softness in automotive and general industrial. The Industrial segment margin was 13.5%, up 190 basis points versus prior year. The adjusted segment margin* was 13.5%, up 50 basis points versus second quarter 2023 due to price realization and cost control.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Global Cost Reduction Program Supporting Gross Margin Expansion
The Company continued executing a series of initiatives that are expected to generate $1.5 billion of pre-tax run-rate cost savings by the end of 2024, growing to $2 billion by the end of 2025. Of the $2 billion savings, $1.5 billion is expected to be delivered through a supply chain transformation that leverages strategic sourcing, drives operational excellence, consolidates facilities and optimizes the distribution network, and reduces complexity of the product portfolio.

These actions are expected to return adjusted gross margins* to historical 35%+ levels. Additionally, the Global Cost Reduction Program is expected to optimize the Company’s cost base to fund investments that accelerate growth in core businesses.

The Global Cost Reduction Program generated incremental pre-tax run-rate cost savings in second quarter 2024 of $150 million. Since inception of the program in mid-2022, the Company has generated approximately $1.3 billion in pre-tax run-rate savings and reduced inventory by over $2 billion.

2024 Outlook
Patrick D. Hallinan, Executive Vice President and CFO, commented, "In the first half of 2024 we enhanced gross margins versus the prior year and accelerated working capital improvements, which together with proceeds from the Infrastructure divestiture, reduced $1.2 billion debt and further strengthened our balance sheet. Looking forward, we remain focused on executing our supply chain improvements to further improve gross margin and earnings in the second half of 2024 and our progress to date supports our improved full year adjusted earnings* and free cash flow* outlook. We remain confident that our actions to drive toward our target of 35%+ adjusted gross margins* while funding additional organic revenue growth* investments will continue generating positive results. Our top priorities remain delivering margin expansion, cash generation and balance sheet strength to position the Company for long-term growth and value creation.”

Management is updating its guidance ranges and expects 2024 GAAP EPS to be in the range of $0.90 to $2.00 (From $1.60 to $2.85) primarily due to the second quarter environmental reserve adjustments. Adjusted EPS* is expected to be between $3.70 to $4.50, (From $3.50 to $4.50). Free cash flow* is increased to be approximately $650 million to $850 million (From $600 million to $800 million). The Company expects second half free cash flow to fund the cash dividend and support an additional $400 - $500 million short term debt reduction by year end.

The difference between 2024 GAAP and adjusted EPS* guidance is approximately $2.50 to $2.80, consisting primarily of charges related to the supply chain transformation under the Global Cost Reduction Program and environmental reserve adjustments.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Non-GAAP Adjustments
Total pre-tax non-GAAP adjustments in the second quarter of 2024 were $239.3 million, primarily related to an environmental charge, footprint actions and other costs related to the supply chain transformation, and restructuring costs. Gross profit included $33.5 million of charges, while SG&A included $27.6 million. Other, net included $148.4 million of charges, primarily related to environmental remediation reserve adjustments, and Restructuring included $29.8 million of charges.

Earnings Webcast
Stanley Black & Decker will host a webcast with investors today, July 30, 2024, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of the Company’s website at www.stanleyblackanddecker.com/investors and will remain available after the call. The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of the Company’s website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker
Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company's approximately 50,000 diverse and high-performing employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company's world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Investor Contacts:

Dennis Lange	Christina Francis
Vice President, Investor Relations	Director, Investor Relations
dennis.lange@sbdinc.com	christina.francis@sbdinc.com
(860) 827-3833	(860) 438-3470

Media Contacts:
Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures
Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts. Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percentage of sales. Segment profit is defined as sales less cost of sales and selling, general and administrative (“SG&A”) expenses (aside from corporate overhead expense). Segment margin is segment profit as a percentage of sales. EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA margin is EBITDA as a percentage of sales. Gross profit, gross margin, SG&A, segment profit, segment margin, earnings, EBITDA and EBITDA margin are adjusted for certain gains and charges, such as environmental charges, supply chain transformation costs, acquisition and divestiture-related items, asset impairments, restructuring, and other adjusting items. Management uses these metrics as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding certain gains and charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 12 through 16 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

The Company also provides expectations for the non-GAAP financial measures of adjusted EPS, presented on a basis excluding certain gains and charges, as well as free cash flow. Forecasted adjusted EPS is reconciled to GAAP EPS on page 4. Due to high variability and difficulty in predicting items that impact cash flow from operations, a reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate has been omitted. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or guidance of earnings, revenue, profitability or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized”, “forecast”, “commit”, “goal”, “target”, “design”, “on track”, “position or positioning”, “guidance” “looking forward” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions, commodity prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets related to the recent failures of several financial institutions; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment in Europe and the emerging markets in which the Company generates sales, particularly Latin America and China; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact that the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas, and tensions or conflicts in South Korea, China and Taiwan; (xii) the continued consolidation of customers, particularly in consumer channels, and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as the Company's ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with changes in environmental regulations or requirements, which may be more stringent and complex, impacting its manufacturing facilities and business operations as well as remediation plans and costs relating to any of its current or former locations or other sites;; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences or expectations, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions; (xxiv) the Company's ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and to maintain its public reputation and the strength of its brands; and (xxvii) the Company’s ability to implement, and achieve the expected benefits (including cost savings and reduction in working capital) from, its Global Cost Reduction Program including: continuing to advance innovation, electrification and global market penetration to achieve organic revenue growth of 2-3 times the market; streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company's customers and end users; returning adjusted gross margins* to historical 35%+ levels by accelerating the supply chain transformation to leverage strategic sourcing, drive operational excellence, rationalize manufacturing and distribution networks, including consolidating facilities and optimizing the distribution network, and reduce complexity of the product portfolio; improving fill rates and matching inventory with customer demand; prioritizing cash flow generation and inventory optimization; executing the SBD Operating Model to deliver operational excellence through efficiency, simplified organizational design; and reducing complexity through platforming products and implementing initiatives to drive a SKU reduction.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law.